SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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☐    Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Aspect Communications Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

May 1, 2002

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Aspect Communications Corporation, to be held on June 6, 2002. Enclosed are the Secretary’s notice of this meeting, a proxy statement, and a form of proxy. Please note that the meeting will be held at 4:00 p.m., at the Company’s facilities located at 1320 Ridder Park Drive, San Jose, California 95131.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that your shares be represented at the meeting, so please complete and return the enclosed proxy card as soon as possible.

Sincerely,

Beatriz V. Infante
Chairman, President,
    and Chief Executive Officer

ASPECT COMMUNICATIONS CORPORATION

Notice of Annual Meeting of Shareholders

June 6, 2002

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Aspect Communications Corporation (the Company), a California corporation, will be held on June 6, 2002 at 4:00 p.m., at 1320 Ridder Park Drive, San Jose, California 95131, for the following purposes:

1.	To elect seven directors to serve for the ensuing year and until their successors are elected.

2.	To approve an amendment to the 1990 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,250,000 shares.

3.	To approve an amendment to the Annual Retainer Compensation Plan for the Board of Directors to increase the number of shares of common stock reserved for issuance thereunder by 150,000 shares.

4.	To approve an amendment to the 1998 Directors’ Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 150,000 shares.

5.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

6.	To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on April 8, 2002, are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof.

To assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder returned a proxy card.

Susanne Ö. Hereford
Vice President, General Counsel,
    and Secretary

San Jose, California
May 1, 2002

ASPECT COMMUNICATIONS CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 6, 2002

PROXY STATEMENT

i

ASPECT COMMUNICATIONS CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Aspect Communications Corporation (Aspect or the Company) for use at the Annual Meeting of Shareholders (Annual Meeting) to be held June 6, 2002, at 4:00 p.m., or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s facilities located at 1320 Ridder Park Drive, San Jose, California 95131. The telephone number at that location is (408) 325-2200.

These proxy solicitation materials were mailed on or about May 1, 2002, to all shareholders entitled to vote at the Annual Meeting. The cost of soliciting these proxies will be paid by the Company. The Company has retained the services of Georgeson Shareholder Communications Inc. (Georgeson) to solicit proxies and distribute materials to brokerage houses, banks, custodians, and other institutional owners. The Company will pay Georgeson a fee of approximately $7,500 for these services, plus expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company may conduct further solicitation personally, by telephone, or by facsimile through its officers, directors, and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use, by delivering to the Company, at its principal office at 1320 Ridder Park Drive, San Jose, California 95131 (Attention: Gary A. Wetsel, Executive Vice President, Finance, Chief Financial Officer, and Chief Administrative Officer), a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Every shareholder voting for the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes may not be cast for more than seven candidates. However, no shareholder shall be entitled to cumulate votes for a candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes. On all other matters, each share has one vote.

Only shareholders of record at the close of business on April 8, 2002, are entitled to notice of and to vote at the Annual Meeting. At the record date, 52,467,526 shares of the Company’s common stock, with a par value of $.01 per share, were issued and outstanding.

The required vote for approval of each proposal submitted at the Annual Meeting is indicated in the section entitled “Required Vote” for each item. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of Georgeson. The Inspector of Elections will also determine whether or not a quorum is present. The required quorum is a majority of the shares issued and outstanding on the record date, represented either in person or by proxy. Votes that are cast for or against a proposal, abstentions, and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.

For purposes of determining the number of shares voting on a particular proposal, votes cast for or against a proposal and abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting. Accordingly, an abstention will have the same effect as a vote against the proposal, and broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

Any proxy which is returned using the proxy card enclosed and which is not marked as to the particular item will be voted for the election of directors, for the amendment to the 1990 Employee Stock Purchase Plan, for the amendment to the Annual Retainer Compensation Plan for the Board of Directors, for the amendment to the 1998 Directors’ Stock Option Plan, for the ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees

A board of seven directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below. In the event that any nominee of the Company is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee listed below will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

The names of the nominees, their ages, and certain other information about them as of March 31, 2002 are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Barry M. Ariko	55	Investor and Consultant; former Chairman, Chief Executive Officer and President, Extricity, Inc.	2002

Donald P. Casey	55	Consultant; former President and Chief Operating Officer, Exodus Communications, Inc.	2001

Norman A. Fogelsong	50	General Partner, Institutional Venture Partners	1985

Beatriz V. Infante	48	Chairman, President, and Chief Executive Officer	2000

Christopher B. Paisley	49	Dean’s Executive Professor of Accounting and Finance, Leavey School of Business, Santa Clara University	2000

John W. Peth	53	President and Chief Executive Officer, Business Resource Group	1992

David B. Wright	52	President and Chief Executive Officer, Legato Systems, Inc.	2001

Except as set forth below, each of the nominees has been engaged in his or her principal occupation set forth above during the past five years. There are no family relationships among the directors or executive officers of the Company.

Mr. Ariko has been a director of the Company since January 2002. Since May 2001, he has done independent consulting on software distribution strategies and operations. From January 2000, until it was acquired by Peregrine Systems in May 2001, he served as Chairman, Chief Executive Officer and President of Extricity, Inc., a provider of software for the management of inter-company transactions and workflow. Before joining Extricity, Mr. Ariko served as Senior Vice President of America Online, Inc., which had acquired Netscape Communications Corp., where he was Executive Vice President and Chief Operating Officer with primary responsibility for the enterprise software business since August 1998. From April 1994 to August 1998, Mr. Ariko was Executive Vice President in charge of the Americas operations for Oracle Corporation and was a member of the Executive Management Committee. Mr. Ariko is a member of the Board of Directors of Peregrine Systems (PRGN), Autonomy Systems Ltd. (AUTN) and Incyte Genomics, Inc. (INCY). He also serves as a director of several privately owned companies.

Mr. Casey has been a director of the Company since February 2001. He is currently a consultant on information technology strategy and operations. Prior to establishing his consulting business, Mr. Casey served as President and Chief Operating Officer of Exodus Communications, Inc. from June 2000 until April 2001. Prior to Exodus, Mr. Casey was Chief Technology Officer and President of U.S. Services of Wang Global, Inc. He joined Wang in October 1991 as a member of a turnaround management team.

Mr. Fogelsong has been a director of the Company since September 1985. Since March 1989, Mr. Fogelsong has been a General Partner with Institutional Venture Partners, a venture capital investment firm. Between March 1980 and February 1989, Mr. Fogelsong was a venture capitalist with Mayfield Fund, a venture capital investment firm. Mr. Fogelsong is also a member of the Board of Directors of Concur Technologies, Inc. (CNQR).

Ms. Infante has been employed by the Company since October 1998 and has served as an executive officer since that time. Ms. Infante currently holds the position of Chairman, President, and Chief Executive Officer and has been a director of the Company since May 2000. She has served as Chairman of the Company’s Board of Directors since January 2001. Ms. Infante has previously served as Co-President and Executive Vice President, Products. Prior to joining the Company, Ms. Infante served as Senior Vice President, Application Server, Vice President, Open Systems Division and Vice President, Digital Products Division at Oracle Corporation, from January 1994 to October 1998.

Mr. Paisley has been a director of the Company since May 2000. Mr. Paisley is currently the Dean’s Executive Professor of Accounting and Finance at the Leavey School of Business at Santa Clara University. Prior to joining Santa Clara University, Mr. Paisley served as the Senior Vice President of Finance and Chief Financial Officer of 3Com Corporation, from September 1985 until July 2000. Mr. Paisley is also a member of the Board of Directors of Legato Systems, Inc. (LGTO), WJ Communications, Inc. (WJCI), and Riverstone Networks, Inc. (RSTN).

Mr. Peth has been a director of the Company since May 1992. Mr. Peth is currently the President and Chief Executive Officer of Business Resource Group, a provider of office workspace products and services. He has also served on the Board of Directors of Business Resource Group since June 1995. From April 1991 through March 1997, Mr. Peth served as an executive officer of TAB Products Company (TAB), an office filing and furniture systems manufacturer and distributor. He served on the Board of Directors of TAB from April 1991 through January 1997. From December 1989 to April 1991, Mr. Peth served as the Office Managing Partner, San Jose Region, for Deloitte & Touche LLP, a public accounting firm.

Mr. Wright has been a director of the Company since February 2001. Mr. Wright joined Legato Systems, Inc. in October 2000 as President and Chief Executive Officer. Mr. Wright moved to Legato following a thirteen-year career with Amdahl Corporation, where he had served as President and Chief Executive Officer since 1997. Mr. Wright joined Amdahl in 1987 as Vice President for Sales and Service in the Northeast region of the United States. Mr. Wright is a member of the Board of Directors of Inrange Technologies Corporation (INRG) and Legato Systems, Inc. (LGTO) as well as a privately owned company.

Board Meetings and Committees

The Board of Directors held a total of six meetings during the year ended December 31, 2001. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

The Audit Committee of the Board of Directors (the Audit Committee) consisted, as of December 31, 2001, of Mr. Paisley (Committee Chair), Mr. Fogelsong and Mr. Peth, and held seven meetings during the last fiscal year. Mr. Wright was elected to the Audit Committee in January 2002 and replaced Mr. Fogelsong. Mr. Wright did not participate in any audit decisions in the year ended December 31, 2001. Each of the four members who served on the Audit Committee is an independent director. The Audit Committee recommends engagement of the Company’s independent auditors and is primarily responsible for approving the services performed by the Company’s independent auditors, and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls.

The Compensation Committee of the Board of Directors (the Compensation Committee) consisted, as of December 31, 2001, of Ms. Engel (Committee Chair), Mr. Casey and Mr. Fogelsong and held five meetings during the last fiscal year. Ms. Engel will not be standing for re-election to the Board at this meeting. Effective April 2002, Mr. Ariko was nominated by the Board of Directors as the Committee Chair to the Compensation Committee. The Compensation Committee determines policy on executive compensation, administers the Company’s stock and option plans, and from time to time makes recommendations to the Board of Directors concerning changes to such plans.

The Nominating Committee of the Board of Directors (the Nominating Committee) currently consists of Mr. Fogelsong (Committee Chair), Mr. Casey and Mr. Peth. The Nominating Committee held one meeting during the last fiscal year. The Nominating Committee is responsible for nominating new members to be considered for the Board of Directors. Prior to the establishment of the Nominating Committee, the full Board of Directors recommended candidates to the Company’s Board. The Nominating Committee will consider nominees recommended by shareholders. Although there are no formal procedures for shareholders to nominate persons to serve as directors, shareholders wishing to submit nominations should notify the Company at its principal office at 1320 Ridder Park Drive, San Jose, California 95131 (Attention: Gary A. Wetsel, Executive Vice President, Finance, Chief Financial Officer, and Chief Administrative Officer) of their desire to do so. To be considered by the Nominating Committee, nominations must be received on or before the deadline for receipt of shareholder proposals. See “Deadline for Receipt of Shareholder Proposals.”

During the last fiscal year, each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which he or she serves.

Nonemployee directors are compensated for their service to the Company as follows:

1.	They are reimbursed for out-of-pocket travel expenses associated with their attendance at Board meetings.

2.
Each member receives quarterly payments under the Annual Retainer Compensation Plan for the Board of Directors. This plan allows eligible nonemployee directors to elect to receive compensation in either cash or stock initially valued at $24,000 per year. Each director who elects to receive compensation in stock, also receives a cash payment in the amount of $1,200 per quarter. This compensation structure was designed to induce the Company’s directors to accept payment in stock and to help offset the tax liability associated with the stock grant. See Proposal No. 3 for a summary of the Annual Retainer Compensation Plan for the Board of Directors.

3.
Nonemployee directors who are newly appointed to the Board of Directors receive options to purchase 24,000 shares of common stock upon election to the Company’s Board of Directors. All nonemployee directors are granted options to purchase 6,000 shares of common stock annually under the 1998 Directors’ Stock Option Plan as long as they meet the eligibility requirements of the plan. See Proposal No. 4 for a summary of the 1998 Directors’ Stock Option Plan.

Required Vote

The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes against any nominee and votes withheld have no legal effect under California law.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSAL NO. 1.

PROPOSAL NO. 2 — AMENDMENT TO THE 1990 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, the Company’s shareholders are being asked to amend the 1990 Employee Stock Purchase Plan (the Purchase Plan) to reserve an additional 2,250,000 shares of common stock for issuance thereunder.

General Plan Information

The Purchase Plan was adopted by the Board of Directors in March 1990 and was approved by the Company’s shareholders in April 1990. A total of 800,000 shares of common stock were originally reserved for issuance. Shareholders approved increases to the number of shares of common stock reserved for issuance under the Purchase Plan by 800,000 shares in May 1992, by 500,000 shares in May 1996, by 1,000,000 in May 1998, by 500,000 in April 1999 and by 2,400,000 in May 2000, bringing the total reserved shares to 6,000,000 as of March 31, 2002. In January 2002, the Board of Directors amended the Purchase Plan, subject to shareholder approval, to increase the number of shares of common stock reserved for issuance thereunder by 2,250,000 shares, for a total of 8,250,000 reserved shares.

As of March 31, 2002, 4,438,877 shares of common stock had been purchased pursuant to the Purchase Plan and 1,561,123 shares remained available for purchase (not including the additional 2,250,000 shares reserved by the Board of Directors, for which shareholder approval is being requested).

The Purchase Plan has two six-month offering periods each year commencing on February 16 and August 16, or at such time or times as may be determined by the Board of Directors. The Board of Directors may change the duration of the offering period by announcement at least 15 days prior to the start of the first offering period to be affected. During an offering period, an eligible employee may make payroll deductions for the purpose of exercising an option that is granted on the first day of the offering period. The Purchase Plan was implemented by the Company effective January 1, 1991. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986 (the Code).

Summary of the 1990 Employee Stock Purchase Plan

The following is a summary of the principal features of the Purchase Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company, at its principal office at 1320 Ridder Park Drive, San Jose, California 95131 (Attention: Gary A. Wetsel, Executive Vice President, Finance, Chief Financial Officer, and Chief Administrative Officer).

Purpose

The purpose of the Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase common stock of the Company through payroll deductions.

Administration

The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board. At the present time, the Purchase Plan is being administered by the Board of Directors. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive, and binding upon all participants.

Eligibility and Participation

Employees (including officers and employee directors) who are employed with the Company (including subsidiaries of the Company approved by the Board of Directors) as of the first business day of each offering period of the Purchase Plan (the Enrollment Date) are eligible to participate in the Purchase Plan. For eligibility purposes, “employee” shall mean any individual whose customary employment with the Company or any designated subsidiary is at least twenty hours per week and more than five months in any calendar year. Purchase Plan participants are subject to certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as set forth in the Purchase Plan. No employee shall be granted an option under the Purchase Plan if (i) immediately after the grant, such employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit such employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries which exceeds $25,000 worth of stock for each calendar year in which such option is outstanding at any time. A total of approximately 1,840 employees were eligible to participate in the Purchase Plan on December 31, 2001.

Eligible employees become participants in the Purchase Plan by filing with the Company a subscription agreement authorizing payroll deductions prior to the applicable Enrollment Date, unless a late time for filing the subscription agreement has been set by the Board of Directors. Payroll deductions commence on the first payroll following the Enrollment Date and end on the last payroll paid on or prior to the last day (the Exercise Date) of the offering period to which the subscription agreement is applicable, unless sooner terminated by the participant.

Grant and Exercise of Option

At the beginning of an offering period, each participant is granted an option to purchase that number of shares equal to up to 10% of the participant’s eligible compensation received on each payday during the offering period divided by the lower of 85% of the fair market value of a share of the Company’s common stock (i) at the beginning of the offering period or (ii) at the end of the offering period, subject to the limitations set forth below. The plan administrator has the discretion under the Purchase Plan to determine the maximum number of shares that a participant shall be permitted to purchase in any six-month offering period. The current maximum number of shares an employee may purchase is 750 shares (as adjusted for stock splits, recapitalizations and the like) of common stock under the Purchase Plan in any six-month offering period. The administrator, under the terms of the Purchase Plan, may from time to time change this limit. In addition, such purchases shall be subject to the other limitations set forth in the Purchase Plan. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares that would otherwise be subject to options granted at the beginning of an offering period exceeds the number of remaining available shares in the Purchase Plan. Unless an employee withdraws his or her participation in the Purchase Plan by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of an offering period, the employee’s option for the purchase of shares will be exercised automatically at the end of the offering period.  The maximum number of full shares subject to the option that are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined below. During his or her lifetime, a participant’s option to purchase shares under the Purchase Plan is exercisable only by the participant.

Purchase Price

The purchase price per share at which shares are sold to participating employees under the Purchase Plan is the lower of (i) 85% of the fair market value per share of the common stock at the time the option is granted at the commencement of the offering period, or (ii) 85% of the fair market value per share of the common stock at the time the option is exercised on the last day of the offering period. The fair market value of the common stock on a given date shall be the closing sale price of the common stock for such date, as reported on the Nasdaq National Market (or in the event that the common stock is not traded on such date, on the last preceding trading date for which such quotation exists).

Payroll Deductions

Money to purchase shares under the Purchase Plan is accumulated by payroll deductions over the offering period. The deduction may not be less than 1% or more than 10% of a participant’s eligible compensation during the offering period. A participant may discontinue or decrease his or her payroll deduction percentage, but may not increase his or her rate of payroll deductions at any time during the offering period. The Board of Directors is authorized to limit the number of participation rate decreases during any offering period. A participant’s payroll deduction may be decreased to 0% if the aggregate of his or her payroll deductions for a calendar year would result in the participant purchasing shares in excess of any of the limitations set forth in the Purchase Plan.

Termination of Employment

In the event an employee fails to remain an employee of the Company for at least 20 hours per week during the applicable offering period, or in the event an employee terminates his or her employment with the Company for any reason, including retirement or death (except under the circumstance described below) during the applicable offering period, the participant will be deemed to have withdrawn from the Purchase Plan and the participant’s option will be terminated. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto, as provided in the Purchase Plan. In the event of a participant’s death within three months of an exercise date, the participant’s option will survive and be exercised on the scheduled exercise date for the offering period.

Adjustment Upon Changes in Capitalization

In the event any change is made in the Company’s capitalization in the middle of an offering period, such as a stock split or stock dividend, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price, the number of shares subject to options under the Purchase Plan and in the maximum number of shares that can be purchased by a participant during an offering period provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

In the event of a proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent substitute option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board of Directors elects to shorten the offering period then in progress by setting a new exercise date and notifying the optionees of the change in their exercise date.

Amendment and Termination of the Plan

The Board of Directors may at any time amend or terminate the Purchase Plan, but no amendment or termination shall be made that would impair the rights of any participant under any grant previously made without his or her consent, provided, however, that an offering period may be terminated if the Board of Directors determines that the termination of the Purchase Plan is in the best interest of the Company and its shareholders or if continuation of the Purchase Plan and/or offering period would cause the Company to incur adverse accounting treatment as a result of a change in the generally accepted accounting principles. In addition, the Company shall obtain shareholder approval of any amendment to the Purchase Plan in such a manner and to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 423 of the Code, and/or any other applicable law or regulation. The Purchase Plan will expire in March 2010, unless sooner terminated by the Board of Directors.

The Board of Directors may at any time, except during an offering period in progress, without shareholder consent and without regard to whether any participant rights may be adversely affected, establish limitations or procedures as the Board of Directors determines advisable, provided, however, that such limitations or procedures are consistent with the Purchase Plan.

U.S. Federal Income Tax Information

The following is a brief summary of the effect of federal income taxation on the optionee and the Company with respect to the grant and exercise of options and the disposition of stock acquired upon such exercises under the Purchase Plan. This summary does not purport to be complete, and does not discuss the income tax laws of any municipality, state, or foreign country in which an optionee may reside. The Company advises all eligible employees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of stock acquired upon such exercises under the Purchase Plan.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax; the amount of the tax will depend upon the holding period of the shares. If a participant disposes of his or her shares of common stock within two years from the first day of an offering period or within one year from the exercise date, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the stock on the exercise date exceeds the purchase price. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares of common stock for more than one year after the exercise date.

If the participant disposes of his or her shares of common stock more than two years after the first day of an offering period and more than one year after the exercise date, a transaction referred to as a “qualifying disposition,” then the participant will realize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the offering period. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss.

The Company will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of such disposition. In all other cases, no deduction is allowed the Company.

Required Vote

The amendment to the Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,250,000 shares requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock who are present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

PROPOSAL NO. 3 — AMENDMENT TO THE ANNUAL RETAINER COMPENSATION PLAN FOR THE BOARD OF DIRECTORS

At the Annual Meeting, the Company’s shareholders are being asked to amend the Annual Retainer Compensation Plan for the Board of Directors of the Company (the Retainer Plan) to reserve an additional 150,000 shares of common stock for issuance thereunder.

General Plan Information

The Retainer Plan was adopted by the Board of Directors in December 1997 and was approved by the Company’s shareholders in May 1998. A total of 50,000 shares of common stock were originally reserved for issuance. In April 2002, the Board of Directors amended the Retainer Plan, subject to shareholder approval, to increase the number of shares of common stock reserved for issuance thereunder by 150,000 shares, for a total of 200,000 reserved shares.

As of March 31, 2002, 46,315 shares of common stock had been issued pursuant to the Retainer Plan and 3,685 shares remained available for issuance (not including the additional 150,000 shares reserved by the Board of Directors, for which shareholder approval is being requested). Since March 31, 2002, the remaining 3,685 shares of common stock have been awarded under the Retainer Plan. Currently, and until the shareholders consent to the amendment for which approval is being sought at the Annual Meeting, there are no shares available for issuance under the Retainer Plan.

For the current one-year period ending on June 30, 2002, four of the directors eligible to receive awards under the Retainer Plan have elected to receive their retainer payments in stock. These directors are Donald P. Casey, Christopher B. Paisley, John W. Peth, and David B. Wright. If the shareholders approve the proposed amendment adding 150,000 shares to the Retainer Plan, these directors will receive their retainer payment in shares for the remaining quarter of the current one-year period ending on June 30, 2002 out of the newly approved shares. This payment is expected to occur on July 1, 2002. In addition, other eligible directors may elect to receive their retainer payment in shares for the four quarters of the next succeeding one-year period ending on June 30, 2003. The number of shares to be issued will depend upon the Company’s closing sales price on each such award date, as described in more detail in the section below entitled “Payment of Retainer in Shares in Lieu of Cash Compensation.”

Summary of the Annual Retainer Compensation Plan for the Board of Directors

The following is a summary of the principal features of the Retainer Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the Retainer Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company, at its principal office at 1320 Ridder Park Drive, San Jose, California 95131 (Attention: Gary A. Wetsel, Executive Vice President, Finance, Chief Financial Officer, and Chief Administrative Officer).

Purpose

The Retainer Plan provides for payment of an annual retainer (the Retainer) on a quarterly basis to nonemployee directors of the Company in either cash or common stock, or a combination thereof, at the election of each nonemployee director. The purpose of the Retainer Plan is to attract and retain the best available individuals for services as directors of the Company, to encourage ownership of the Company’s common stock by nonemployee directors, to provide financial incentive as a result of the Company’s performance to such nonemployee directors who own Company stock, and to encourage their continued service on the Board of Directors.

Term of the Retainer Plan; Amount of Retainers

The Retainer Plan will terminate in December 2007, unless terminated earlier by our Board of Directors. The Retainer Plan relates to the retainer fee payable to the members of the Board of Directors during each one-year period commencing on July 1 of each year from 1998 through 2007, unless earlier terminated by the Board of Directors, with any adjustments in the Retainer Plan and the terms hereunder as may be approved by the Board of Directors over such term.

The dollar amount of the Retainer is determined by the Board of Directors over the term of the Retainer Plan in accordance with the authority granted to the Board of Directors under the Company’s bylaws. Currently, the amount of each quarterly Retainer paid to our nonemployee directors is $6,000 (or $24,000 in total for the one-year period ending June 30, 2002). See also “Proposal No. 1 — Election Of Directors.” The dollar amount of the quarterly retainer for the one-year period ending June 30, 2003 has been determined to be $6,000 per quarter (or $24,000 for the year.)

Administration

The Retainer Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. At the present time, the Retainer Plan is being administered by the Board of Directors. All questions of interpretation or application of the Retainer Plan are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive, and binding upon the Company and the directors. All stock issuances shall be automatic and in accordance with the election filed by a director. No person will have any discretion to select which nonemployee directors can participate or to determine the number of shares to be issued to a director, except with respect to each individual director’s election to accept payment of his or her Retainer in shares of the Company’s common stock.

Eligibility and Participation

A nonemployee director of the Company shall be eligible for the quarterly payment if he or she was serving as a director on the last day of any fiscal quarter during the time that the Retainer Plan is in effect. Payment will be made as soon as practicable after the last day of such quarter.

Payment of Retainer in Shares in Lieu of Cash Compensation

With respect to the quarterly payments of the Retainer payable under the Retainer Plan, each eligible director, at his or her election, has the right to elect to accept payment in fully vested shares of the Company’s common stock having a value equal to 50 or 100 percent of the Retainer. Each director must make this election for each respective one-year period of the Retainer Plan on or before the date of the Company’s Annual Meeting of shareholders, preceding the beginning of the next succeeding one-year period that begins in July. An individual who first becomes a nonemployee director after the effective date of the Retainer Plan shall make the election for his or her initial period of service on the Board of Directors on or before the date on which he or she first commences service as a director.

The number of shares issued each quarter will equal the dollar amount of the Retainer to be taken in shares, divided by 100 percent of the market value of the shares on the first trading day after the end of each fiscal quarter for which the Retainer is due. The market value shall be determined to be the closing sale price of the shares on the date payable as reported by the Nasdaq National Market (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System), or in the event the common stock is listed on a stock exchange, the market value shall be the closing sale price on such exchange on the payment date. No fractional shares will be issued. The number of shares issued will be rounded down to the nearest number of whole shares. The Retainer Plan also provides that, in the event that the number of shares remaining available for issuance under the plan is insufficient to satisfy the elections by participating directors to receive their awards in stock, the number of shares to be issued in satisfaction of such elections shall be proportionately reduced and the remainder of the earned Retainer awards shall be paid in cash until and unless additional shares shall again be available for issuance under the Retainer Plan.

Plan Benefits

A total of six nonemployee directors were eligible to participate in the Retainer Plan on December 31, 2001. We expect that a total of six nonemployee directors will be eligible to participate in the Retainer Plan for the year ending December 31, 2002. During the year ended December 31, 2001, a total of 28,670 shares of common stock, having an aggregate value as of the date of each respective grant of $95,968, were issued to the following five participating directors: Donald P. Casey, Debra J. Engel, Christopher B. Paisley, John W. Peth and David B. Wright. To date in 2002, a total of 11,315 shares, having an aggregate value as of the date of each respective grant of $44,100, have been issued to the five directors listed above. The total dollar value of each additional individual quarterly award of shares during the remainder of fiscal 2002 will be $6,000.

Cash Incentive for Payment in Shares

The Company will pay a cash incentive to those directors electing payment of the Retainer in shares of the Company’s common stock. The cash incentive will be equal to 20 percent of the value of the Retainer being taken in stock and is designed to induce directors to elect payment in shares so as to increase their ownership of Company stock and to help defray their tax liability with respect to the issuance of the shares. This incentive will be paid quarterly, in cash, at the time the quarterly installment of the Retainer is payable in shares.

Policy on Purchase and Sale of Shares.

The sale or other transfer of the shares purchased by a director with a part or all of his or her Retainer will be restricted for a period of six months after the date of purchase. Notwithstanding the above, a director will be allowed to transfer such shares within the restricted period to a family trust established by the director or to a member of the director’s immediate family, provided, however, that any such transferee shall be subject to the same six-month restriction on sale or subsequent transfer of the shares.

Under current law, a director’s acquisition of shares in lieu of the cash payment of a Retainer qualifies for an exemption under Rule 16b-3(d)(i) of the Securities Exchange Act of 1934 and, therefore, is not a “purchase” for purposes of Section 16(b) of that Act. Accordingly, it will not be a violation of Section 16(b) if a director sells shares of Company stock (regardless of the price at which such other shares are sold) within six months before or six months after the director acquires shares pursuant to the Retainer Plan. The Company will amend the Retainer Plan as necessary to comply with any changes in the law.

U.S. Federal Income Tax Information

The following is a brief summary of the effect of federal income taxation on participating directors and the Company with respect to the payment of the Retainers under the Retainer Plan. This summary does not purport to be complete, and does not discuss the income tax laws of any municipality, state, or foreign country in which participating director may reside. The Company advises all eligible directors to consult their own tax advisors concerning tax implications of the Retainers under the Retainer Plan.

A nonemployee director will recognize ordinary compensation income for tax purposes equal to the sum of the portion (if any) of the Retainer paid to such director in cash, the fair market value of any shares received by the director in lieu of cash as of the date such shares are received, and the amount of any cash incentive paid to the director. Upon resale of shares received by the director, any difference between the sale price and the fair market value at the time the shares are received by the director will be treated as capital gain (or loss), and will be long-term capital gain if the optionee has held the shares more than one year. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is 20 percent,whereas the maximum U.S. federal income tax rate on other income for 2002 is 38.6 percent. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income. The Company will be entitled to a tax deduction in the amount that the director recognizes as ordinary income. The Company will be entitled to such deduction at the time that the director recognizes ordinary income.

Required Vote

The amendment to the Retainer Plan to increase the number of shares of common stock reserved for issuance thereunder by 150,000 shares requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock who are present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

PROPOSAL NO. 4 — AMENDMENT TO THE 1998 DIRECTORS’ STOCK OPTION PLAN

At the Annual Meeting, the Company’s shareholders are being asked to amend the 1998 Directors’ Stock Option Plan (the Directors Plan) to reserve an additional 150,000 shares of common stock for issuance thereunder.

General Plan Information

The Directors Plan was adopted by the Board of Directors in December 1997 and was approved by the Company’s shareholders in May 1998. A total of 300,000 shares of common stock were originally reserved for issuance. In April 2002, the Board of Directors amended the Option Plan, subject to shareholder approval, to increase the number of shares of common stock reserved for issuance thereunder by 150,000 shares, for a total of 450,000 reserved shares.

As of March 31, 2002, options to purchase an aggregate of 186,000 shares of common stock (net of options canceled) having a weighted average exercise price equal to $14.86 per share, had been granted pursuant to the Directors Plan and 114,000 shares remained available for future grant (not including the additional 150,000 shares reserved by the Board of Directors, for which shareholder approval is being requested). For fiscal 2001, six of our directors received awards under the Directors Plan. These directors are: Donald P. Casey, Debra J. Engel, Norman A. Fogelsong, Christopher B. Paisley, John W. Peth and David B. Wright. They received options to purchase an aggregate of 84,000 shares, having weighted average exercise price equal to $16.54 per share.

As of March 28, 2002, the fair market value of all shares of common stock subject to outstanding options under the Directors Plan was $727,260 based on the closing sale price of $3.91 for the Company’s common stock as reported on the Nasdaq National Market on such date.

Summary of the Directors Plan

The following is a summary of the principal features of the Directors Plan. The summary, however, does not purport to be a complete description of all the provisions of the Director’ Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company, at its principal office at 1320 Ridder Park Drive, San Jose, California 95131 (Attention: Gary A. Wetsel, Executive Vice President, Finance, Chief Financial Officer, and Chief Administrative Officer).

Purpose

The Directors Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company. The purpose of the Directors Plan is to attract and retain the best available individuals for services as directors of the Company, to provide incentive for nonemployee directors of the Company to serve as directors, and to encourage their continued service on the Board.

Administration

The Directors Plan may be administered by the Board of Directors. All questions of interpretation or application of the Directors Plan are determined by the Board of Directors, and its decisions are final, conclusive and binding upon all participants.

Eligibility

The Directors Plan provides that nonstatutory options may be granted only to nonemployee directors of the Company. Executive officers of the Company and employees of the Company are not eligible for grants under the Directors Plan.

Grant and Exercise of Option

The Directors Plan provides that each person who initially becomes a nonemployee director shall be automatically granted an option to purchase 24,000 shares of Common Stock (First Option) on the date on which such person first becomes a nonemployee director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy. An option to purchase 6,000 shares (Subsequent Option) is automatically granted to each nonemployee director on August 31 of each year, provided that on that date the nonemployee director shall have served on the Board of Directors for at least six months.

Unless otherwise determined by the Board of Directors or its appointed committee at the time of grant, an option granted under the Directors Plan is not transferable by the optionee other than by will or the laws of descent or distribution. Each option is exercisable, during the lifetime of the optionee, only by such optionee, or by a transferee permitted under the Directors Plan.

The Directors Plan provides that the shares of each First Option and Subsequent Option granted thereunder become 25% exercisable on each of the first, second, third, and fourth anniversaries of the date of grant of the First Option and Subsequent Option. The options remain exercisable for up to 30 days following the optionee’s termination of service as a director of the Company, unless such termination is a result of death or of total and permanent disability, in which case the options remain exercisable for up to a six-month period.

Exercise Price and Term of Options

The exercise price of stock options granted under the Directors Plan shall be equal to the fair market value of a share of the Company’s common stock on the date of grant of the option. Fair market value is defined in the Directors Plan to be the closing sale price of the Company’s common stock on the Nasdaq National Market (or such other stock exchange on which the common stock is listed) on the date of grant (or, in the event that the common stock is not traded on such date, on the last preceding trading date for which such quotation exists). Options granted under the Directors Plan have a term of ten years.

Adjustments upon Changes in Capitalization

In the event any change such as a stock split or stock dividend is made in the Company’s capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, appropriate proportionate adjustment shall be made in the exercise price, in the number of shares subject to each option, and in the limitation on grants to directors, as well as in the number of shares available for issuance under the Directors Plan.

Merger or Sale of Assets

In the event of a liquidation or dissolution of the Company, a sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation, or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged the vesting and exercisability of each option will accelerate in full and thereafter each option either will be converted into options to acquire shares of the acquiror (adjusted as to the number of shares and exercise price to reflect the terms of the transaction) or will terminate upon the closing of the transaction.

Amendment and Termination

The Board of Directors may amend the Directors Plan at any time or from time to time or may terminate it without approval of the shareholders, except that shareholder approval shall be obtained as required by applicable laws. However, no action by the Board or shareholders may alter or impair any option previously granted under the Directors Plan, unless the director consents. The Directors Plan shall terminate in May 2008. Any options outstanding at that time under the Directors Plan shall remain outstanding until they expire by their own terms.

U.S. Federal Income Tax Information

The following is a brief summary of the effect of federal income taxation on the optionee and the Company with respect to the grant and exercise of options under the Directors Plan. This summary does not purport to be complete, and does not discuss the income tax laws of any municipality, state, or foreign country in which an optionee may reside. The Company advises all eligible directors to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of stock acquired upon such exercises under the Directors Plan.

Options granted under the Directors Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the option, the optionee will recognize ordinary compensation income for U.S. federal income tax purposes measured by the excess of the fair market value of the shares at the exercise date over the option price. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from the date of exercise.

The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

Required Vote

The amendment to the Directors Plan to increase the number of shares of common stock reserved for issuance thereunder by 150,000 shares requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock who are present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 4.

PROPOSAL NO. 5 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the year ending December 31, 2002, and recommends that the shareholders vote for ratification of such appointment. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Deloitte & Touche LLP has audited the Company’s consolidated financial statements since 1986. One or more representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Required Vote

The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock who are present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 5.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of the Company’s common stock, as to (i) each person who is known by the Company to beneficially own 5% or more of the Company’s common stock, (ii) each of the Company’s directors and nominees for director, (iii) each of the Company’s Named Executive Officers (as defined hereafter) and (iv) all directors and executive officers as a group. The information set forth below is as of March 31, 2002.

5% Shareholders, Directors, Nominees for Director, Named Executive Officers, and Directors and Executive Officers as a Group	Shares Beneficially Owned (1)
	Number	Percent
Merrill Lynch Investment Managers (2)	6,128,655	11.7%
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381

Capital Group International Incorporated (3)	5,091,200	9.7%
11100 Santa Monica Boulevard, 15th Floor
Los Angeles, CA 90025

Stephen F. Mandel, Jr. (4)	3,906,000	7.4%
Lone Pine Capital LLC
Two Greenwich Plaza
Greenwich, CT 06830

Barry M. Ariko	—	—
Donald P. Casey (5)	11,907	*
Debra J. Engel (6)	52,934	*
Norman A. Fogelsong (7)	1,369,500	2.6%
Beatriz V. Infante (8)	426,560	*
Christopher B. Paisley (9)	20,617	*
John W. Peth (10)	75,934	*
David B. Wright (11)	11,907	*
Gary E. Barnett (12)	188,061	*
Rod Butters (13)	135,992	*
Susanne Ö. Hereford	750	*
Betsy Rafael (14)	68,499	*
Gary L. Smith (15)	2,400	*
All directors and executive officers as a group (11 persons) (16)	2,294,162	4.4%

*	Less than 1%

(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)
Merrill Lynch & Co., Inc. (ML&Co.), Master Small Cap Value Trust and Merrill Lynch Investment Managers (MLIM) together have voting and dispositive power over 6,128,655 shares owned. ML&Co. is a holding company whose indirectly-owned asset management subsidiaries, including Fund Asset Management, L.P., Merrill Lynch Investment Managers, L.P. and QA Advisor L.L.C. hold common shares. The investment advisers that comprise MLIM exercise voting and investment power over portfolio securities independently from other direct and indirect subsidiaries of ML&Co. and may therefore be deemed the beneficial owner of such securities. This information is based solely on information as of December 31, 2001, set forth in a Schedule 13G dated February 6, 2002, as filed by ML&Co. with the Securities and Exchange Commission.

(3)
Capital Group International, Inc. (Capital Group) has sole dispositive power with respect to all of the shares and sole voting power with respect to 3,725,400 shares. Capital Group is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares. Capital Group does not have direct investment power or voting power over any of the shares, however, Capital Group may be deemed to be the beneficial owner of such shares by virtue of Rule 13d-3 under the Securities and Exchange Act of 1934. This information is based solely on information as of December 31, 2001, set forth in a Schedule 13G dated February 11, 2002, as filed by Capital Group with the Securities and Exchange Commission.

(4)
The 3,906,000 shares reported by Lone Pine Capital LLC may be deemed to be beneficially owned by Stephen F. Mandel, Jr., including (a) 706,992 shares of Common Stock beneficially owned by Lone Pine Associates LLC, of which (i) 140,617 shares of Common Stock are beneficially owned by Lone Spruce, L.P. (Lone Spruce), (ii) 308,578 shares of Common Stock are beneficially owned by Lone Balsam, L.P. (Lone Balsam) and (iii) 257,797 shares of Common Stock are beneficially owned by Lone Sequoia, L.P. (Lone Sequoia) and (b) 3,199,008 shares of Common Stock beneficially owned by Lone Pine Capital LLC. Lone Pine Associates LLC is the general partner of Lone Spruce, Lone Sequoia and Lone Balsam, and has the power to direct the affairs of Lone Spruce, Lone Sequoia and Lone Balsam, including decisions respecting the disposition of the proceeds from the sale of shares. Mr. Mandel is the Managing Member of Lone Pine Associates LLC and in that capacity directs its operations. This information is based on information as of December 31, 2001, set forth in a Schedule 13G dated February 14, 2002, as filed by Stephen F. Mandel, Jr. with the Securities and Exchange Commission.

(5)	Includes 6,000 shares issuable pursuant to options that are exercisable by Mr. Casey within 60 days of March 31, 2002.

(6)
Includes 31,500 shares issuable pursuant to options that are exercisable by Ms. Engel within 60 days of March 31, 2002. Ms. Engel will not be standing for reelection at the Annual Meeting of Shareholders.

(7)
Includes 1,112,000 shares held by the Fogelsong Family Trust. Also includes 250,000 shares held of record by Institutional Venture Partners, for which Mr. Fogelsong works as a venture capitalist, as to which Mr. Fogelsong disclaims beneficial ownership except to the extent of his pecuniary interest therein. Also includes 7,500 shares issuable pursuant to options that are exercisable by Mr. Fogelsong within 60 days of March 31, 2002.

(8)	Includes 404,060 shares issuable pursuant to options that are exercisable by Ms. Infante within 60 days of March 31, 2002.

(9)	Includes 12,000 shares issuable pursuant to options that are exercisable by Mr. Paisley within 60 days of March 31, 2002.

(10)	Includes 7,500 shares issuable pursuant to options that are exercisable by Mr. Peth within 60 days of March 31, 2002.

(11)	Includes 6,000 shares issuable pursuant to options that are exercisable by Mr. Wright within 60 days of March 31, 2002.

(12)	Includes 101,311 shares issuable pursuant to options that are exercisable by Mr. Barnett within 60 days of March 31, 2002.

(13)	Includes 128,540 shares issuable pursuant to options that are exercisable by Mr. Butters within 60 days of March 31, 2002.

(14)	Includes 62,499 shares issuable pursuant to options that are exercisable by Ms. Rafael within 60 days of March 31, 2002. Ms. Rafael resigned as an employee of the Company on March 29, 2002.

(15)	Mr. Smith resigned as an employee of the Company on September 4, 2001.

(16)	Includes 704,411 shares issuable pursuant to options that are exercisable by all directors and executive officers within 60 days of March 31, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Officer Employment Agreements

The Company has entered into employment agreements with its executive officers. Pursuant to the terms of the agreements, if an individual officer is involuntarily terminated other than for cause or is constructively terminated beginning 3 months prior to a change of control of the Company and ending thirteen months following a change of control of the Company, the officer is entitled to certain severance benefits, including acceleration of vesting and continuation of salary, annual target bonus and other benefits for up to twenty-four months. The terms of the current agreements were renewed for an additional year and superceded the terms of any prior employment agreements with the Company.

Gary A. Wetsel

In April 2002, the Company entered into an employment agreement with Gary A. Wetsel. In addition to the provisions set forth above, Mr. Wetsel’s agreement provides for a base salary of $337,500 and that he is eligible to receive incentive bonuses targeted at an annual equivalent of 80% of his base salary from the Aspect Incentive Plan in the event that he achieves certain performance goals. In 2002, the agreement provides for half of such bonus (40% of base salary) be received on a quarterly basis provided that the Company achieves certain targets and for the second half of the incentive bonus payable at the end of 2002 targeted also at 40% of Mr. Wetsel’s base salary to be based upon achieving certain individual objectives.

Betsy Rafael

The Company has entered into a resignation agreement with former executive officer Betsy Rafael, who resigned her position as Executive Vice President, Chief Financial Officer and Chief Administrative Officer, effective March 29, 2002. Pursuant to the terms of the agreement, the Company paid Ms. Rafael a bonus of $187,500 on the resignation date.

Severance Agreements

The Company has entered into a severance agreement with former executive officer Gary L. Smith, who resigned his position as Chief Operating Officer, effective June 18, 2001. Mr. Smith continued to provide advisory services to the Company through September 4, 2001. In exchange for such services and other agreed conditions, the Company continued Mr. Smith’s base pay and benefits through September 4, 2001 and continued the payment of apartment rental and automobile lease expenses through July 31, 2001. In addition, Mr. Smith’s severance agreement provided for a payment of $25,000 as the last of four installment payments of a special cash bonus agreed upon in connection with the commencement of his employment with the Company in April 2000.

In August 1999, in connection with the commencement of his employment with the Company, the Company loaned former Co-President Barry Wright $809,890 pursuant to a full recourse promissory note which bore interest at 6% per annum, compounded annually. The note was paid in full on June 29, 2001. Principal and interest payments totaled $809,890 and $89,136.15, respectively, less reimbursable expenses of $4,999.98.

Consulting Agreements

The Company has entered into a consulting agreement with board member Barry M. Ariko effective November 29, 2001. Pursuant to the terms of the agreement, Mr. Ariko will provide advisory services to the Company through June 30, 2002. In exchange for such services and other agreed conditions, the Company will pay Mr. Ariko a minimum of $30,000, with additional amounts to be determined on an hourly basis.

EXECUTIVE COMPENSATION

The following table presents compensation paid by the Company for services rendered during fiscal years 2001, 2000 and 1999 for (i) the Company’s Chief Executive Officer (CEO), (ii) the four most highly compensated executive officers (other than the CEO) serving at the end of the last fiscal year whose salary plus bonus exceeded $100,000 in fiscal 2001 and (iii) one former executive officer who would have been included in the category described in subsection (ii) had he still been an executive officer of the Company at the end of fiscal 2001 (the group of six individuals collectively referred to hereinafter as the “Named Executive Officers”). The information set forth below is for fiscal years ended December 31.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
					Securities Underlying	All Other Compensation
Name and Principal Position	Year	Salary	Bonus	Other (1)	Options	(2)
Beatriz V. Infante (3)	2001	$450,483	—	—	—	$5,100
Chairman, President, and Chief	2000	$440,342	$174,688	—	400,000	$5,100
Executive Officer	1999	$354,550	$296,771	—	150,000	$4,800

Gary E. Barnett (4)	2001	$342,050	—	—	125,000	—
Executive Vice President, Products, and	2000	$270,942	$81,310	—	145,000	—
Chief Technology Officer	1999	$179,272	$53,006	—	52,000	—

Rod Butters (5)	2001	$342,050	—	—	200,000	$3,498
Group President, World Wide Market	2000	$281,455	$88,827	—	165,000	$5,100
Development, Sales, and Services	1999	$208,227	$44,124	—	25,000	$5,000

Susanne Ö. Hereford (6)	2001	$108,338	—	—	100,000	—
Vice President, General Counsel, and	2000	—	—	—	—	—
Secretary	1999	—	—	—	—	—

Betsy Rafael (7)	2001	$367,915	—	—	125,000	$606
Executive Vice President,	2000	$27,821	$13,285	—	200,000	—
Chief Financial Officer, and	1999	—	—	—	—	—
Chief Administrative Officer

Gary L. Smith (8)	2001	$305,325	$25,000	$98,603	—	$5,100
Former Chief Operating Officer	2000	$296,098	$367,564	$137,721	420,000	$5,100
	1999	—	—	—	—	—

(1)
The amounts in this column consist of $55,271 and $74,708 in compensation paid by the Company to Mr. Smith for relocation-related benefits and $8,272 and $17,027 in transportation-related benefits for 2001 and 2000, respectively. The amounts also include $35,060 in amounts reimbursed during 2002 for the payment of taxes for 2001 and $45,986 in amounts reimbursed during 2001 for the payment of taxes for 2000.

(2)	The amounts in this column consist of matching contributions made by the Company to individual 401(k) savings accounts.

(3)	Ms. Infante joined the Company on October 5, 1998. Ms. Infante was elected Chief Executive Officer effective April 2000 and Chairman effective January 2001.

(4)	Mr. Barnett joined the Company on October 21, 1996. Mr. Barnett became an executive officer on April 6, 2000.

(5)	Mr. Butters joined the Company on December 2, 1998. Mr. Butters became an executive officer on April 6, 2000.

(6)	Ms. Hereford joined the Company on June 27, 2001. Ms. Hereford became an executive officer on October 26, 2001.

(7)	Ms. Rafael joined the Company on December 4, 2000. Ms. Rafael resigned as an employee of the Company on March 29, 2002.

(8)	Mr. Smith joined the Company on April 10, 2000. Mr. Smith resigned as an employee of the Company on September 4, 2001.

Option Grants in 2001

The Company’s 1999 Equity Incentive Plan and 1996 Employee Stock Option Plan provide for the grant of options to executive officers of the Company. Options granted to Named Executive Officers under the 1999 Equity Incentive Plan were incentive stock options to the extent allowable under Section 422 of the Internal Revenue Code and were otherwise nonstatutory stock options, while all options granted under the 1996 Employee Stock Option Plan were nonstatutory stock options. The options were granted at a price equal to the fair market value of the Company’s common stock on the date of grant. Such options typically expire ten years from the date of grant. The following table presents stock option grants made during 2001 to the Named Executive Officers.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price Per Share	Expiration Date
					5%	10%
Beatriz. V. Infante	—	—	$—	—	$—	$—

Gary E. Barnett	125,000	1.7%	$6.99	06/29/2011	$549,497	$1,392,532

Rod Butters	200,000	2.8%	$6.99	06/29/2011	$879,195	$2,228,052

Susanne Ö. Hereford	100,000	1.4%	$5.90	06/27/2011	$371,048	$940,308

Betsy Rafael	125,000	1.7%	$6.99	06/29/2011	$549,497	$1,392,532

Gary L. Smith	—	—	$—	—	$—	$—

(1)	Options become exercisable at the rate of 25% on the first anniversary of the grant date, and 2.0833% each month thereafter.

(2)	The Company granted options representing 7,101,150 shares to employees and nonemployee directors in 2001.

(3)
The 5% and the 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future common stock price.

Aggregated Option Exercises in 2001 and
December 31, 2001 Option Values

The following table presents information on stock options exercised during 2001 and the value of all stock options held on December 31, 2001, for the Named Executive Officers.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Beatriz V. Infante	—	—	339,477	310,523	—	—

Gary E. Barnett	—	—	82,271	239,980	—	—

Rod Butters	—	—	106,770	323,230	—	—

Susanne Ö. Hereford	—	—	—	100,000	—	—

Betsy Rafael	—	—	50,000	275,000	—	—

Gary L. Smith	—	—	—	—	—	—

(1)	The amount shown represents the difference between the fair market value of the shares on the date of exercise and the exercise price of the option.

(2)
All options held at December 31, 2001 by the Named Executive Officers have exercise prices in excess of the closing sale price of the Company’s common stock as reported on the Nasdaq National Market on December 31, 2001, $3.8800 per share.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee report and the Company stock price performance graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

The Company’s compensation for executive officers is determined by the Compensation Committee. The Compensation Committee is composed of three nonemployee directors intended to qualify as “outside directors” under Section 162(m) of the Code and employs independent authorities on executive compensation to assist them in determining appropriate executive pay. The Compensation Committee meets on a scheduled basis to evaluate the effectiveness of the program strategy as well as current and proposed fiscal year Company performance and executive pay. Additionally, the Compensation Committee is routinely consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has significantly changed. During 2001, the Compensation Committee met on five occasions.

The objective of the Company’s executive compensation program is to align executive compensation with the Company’s long- and short-term business objectives and performance. In the high technology marketplace where the Company competes for executive talent, it is imperative that executive compensation enables the Company to attract, retain and motivate qualified executives able to contribute to the long-term business success of the Company. The following specific strategies are used to guide the Company’s executive compensation decisions:

•	Key Stakeholder Alignment. Executive compensation is designed to align management’s interests with shareholders’ interests and the creation of shareholder value.

•	Risk and Reward. A significant portion of an executive’s compensation is tied to his or her performance and contributions to the success of the Company.

•
Pay for Performance.    The achievement of higher levels of performance is rewarded by higher levels of compensation. Similarly, performance below minimum expectations may result in low or no variable compensation to the executives.

•	Compensate Competitively. The Company regularly compares its compensation programs to those of other companies of comparable size within similar industries to place target pay substantially at market.

The Compensation Committee meets with the CEO and the Senior Vice President, Human Resources to consider potential long-term executive compensation and to propose specific compensation plans for the next fiscal year. They evaluate current executive compensation from independent market surveys supplied by independent human resource consultants, and evaluate the performance of individual executives. The Compensation Committee also independently reviews the individual performance of the CEO based upon the data and the Compensation Committee’s evaluation of the CEO’s performance and expected future contributions in leading the Company and recommends appropriate compensation actions to be approved by the full Board of Directors of Aspect.

During 2001, the Company’s executive compensation program included these key elements:

•
Base Salary.    The Company established the base salaries of its executive officers based on competitive market practices derived from comparisons with companies of similar size in similar industries. The approach is to target base salary levels around the 50th percentile of such data. Actual pay decisions are based on performance, responsibility, future potential and experience of the individual executive. The Compensation Committee exercised its judgment based on all the factors described. No specific formula was applied to determine the value of each criterion, and, once established, base salary does not vary with the Company’s performance.

•
Cash-Based Incentives.    During 2001, Company executive officers participated in a cash incentive program under which payment was contingent upon the achievement of specific Company-wide goals based on operating results and revenue performance. Cash-based incentives are designed to range from no bonus payment when performance is below established targets to bonus amounts somewhat above market levels when performance is well above established targets.

•
Equity-Based Incentives.    Each year, the Compensation Committee considers the grant of stock options to executives. The Compensation Committee believes that stock options provide added incentive for executives to influence the strategic direction of the Company and to create and grow value for customers, shareholders and employees. Options are granted at exercise prices equal to the stock’s fair market value at the time of grant and, typically, have four-year vesting periods to encourage retention. The number of stock options that are granted to individual executives is based on demonstrated sustained performance and independent survey data reflecting competitive stock option practices.

CEO Compensation

Base Salary

In 2001, Ms. Infante’s base salary was $450,000, the same salary as 2000.

Cash-Based Incentives

Based on the Company’s financial performance in fiscal 2001, the Compensation Committee decided not to award Ms. Infante any cash-based incentives.

Equity-Based Incentives

In 2001, the Compensation Committee did not make any stock option grants to Ms. Infante.

Executive Compensation

The Compensation Committee has also implemented the Aspect Incentive Plan. The Compensation Committee will continue to monitor the issue of deductibility of compensation payments.

COMPENSATION COMMITTEE

Debra J. Engel (Chair)
Donald P. Casey
Norman A. Fogelsong

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2001, the Compensation Committee consisted of directors Casey, Engel and Fogelsong. None of these persons has ever been an officer or employee of the Company or any of its subsidiaries, nor were there any Compensation Committee interlocks or other relationships during 2001 requiring disclosure under Item 402(j) of Regulation S-K of the Securities and Exchange Commission.

STOCK OPTION PLAN INFORMATION

The Company maintains three stock option plans: the 1999 Equity Incentive Plan (1999 Plan), the 1996 Employee Stock Option Plan (1996 Plan) and the 1998 Directors’ Stock Option Plan (Directors Plan). Executive officers are eligible to receive grants under the 1999 Plan and under the 1996 Plan, as amended in July 2000. Options granted under the 1999 Plan are usually granted as incentive stock options to the extent allowable under Section 422 of the Internal Revenue Code, with the remaining options being nonstatutory stock options, while all options granted under the 1996 Plan and the Directors Plan are nonstatutory stock options. In addition, the Company assumed stock option plans and options granted thereunder in connection with its acquisitions of Commerce Soft, Inc., Voicetek Corporation and PakNetX Corporation. No further grants have been made under the assumed plans since their assumption.

The terms of the 1999 Plan require that options be granted at a price not less than 100% of fair market value of the Company’s stock on the date of grant. The 1996 Plan provides that the exercise price will be determined by the plan administrator. Options are typically granted with a four-year vesting schedule and typically expire 30 days after the optionee’s termination date or seven to ten years after the grant date, whichever is sooner. The maximum number of shares that may be granted to any individual during a fiscal year, under the 1999 Plan or the 1996 Plan, is 500,000 shares, subject to adjustment for stock splits.

In July 2000, the Company’s Board of Directors amended the 1996 Plan to allow for the grant of options and restricted stock to employees at a price less than 100% of fair market value of the Company’s stock on the date of grant. To date, no options have been granted below fair market value but the Company has granted restricted stock at prices below fair market value on the date of grant. In July 2000, the Company granted 165,000 shares of restricted stock to certain employees below fair market value. If an employee terminates before the third anniversary of the grant date, that employee’s restricted common shares are subject to forfeiture. As of December 31, 2001, 47,550 shares were forfeited.

In April 2001, the Company’s Board of Directors approved the 2001 Stock Option Exchange Program. Under this program, eligible employees could elect, by June 19, 2001, to exchange their existing options for new options to purchase the same number of shares of Aspect common stock, but with a grant date of December 20, 2001. Employees accepting the exchange offer were also required to exchange all options granted within six months of the exchange offer. The new options were issued from Aspect’s 1996 Plan and were nonstatutory stock options. The individuals that participated in this program were required to be employees of Aspect on the re-grant date to be eligible to receive the new stock options. Executive officers did not participate in the program. No consideration for the canceled stock options was provided to individuals terminating employment prior to the re-grant date. The new grants had an exercise price of $2.9600, the closing sale price of Aspect’s common stock on December 20, 2001, the date of re-grant. The new stock options vested on the same schedule as the canceled options; provided, however, that vesting was suspended from the June 19, 2001 cancellation date until December 20, 2001, the new grant date. The new stock options had the same expiration date as the cancelled options.

At the expiration date of this program, June 19, 2001, the Company had accepted for exchange options to purchase 4,327,897 shares of common stock, representing approximately 48% of the options that were eligible to be tendered. Upon the terms and subject to the conditions of the program, the Company granted new options to purchase an aggregate of 3,446,311 shares of Aspect common stock on December 20, 2001.

In 2001, the Board of Directors did not authorize any share increases to the shares available under the 1999, 1996 or Directors Plans. In January 2002, the Board of Directors authorized a share increase of 1,600,000 shares to the shares available under the 1996 Plan. As of April 1, 2002, 3,950,000, 13,150,000 and 300,000 shares were reserved for issuance and 2,656,001, 2,879,204 and 136,500 were available for grant under the 1999 Plan, the 1996 Plan and the Directors Plan, respectively.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year, the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer, controller and independent auditors prior to public release. The Audit Committee recommends to the Board of Directors, subject to shareholder approval, the selection of the Company’s independent auditors.

Management is responsible for the Company’s internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors’ their independence and satisfied itself as to the auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Finally, the Audit Committee believes that each of the members of the Audit Committee is “independent” within the meaning of Rule 4200 of the National Association of Securities Dealers, Inc.

AUDIT COMMITTEE

Christopher B. Paisley (Chair)
Norman A. Fogelsong
John W. Peth

AUDITOR FEES

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP and their respective affiliates (collectively, “D&T”) for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $512,251.

Financial Information Systems Design and Implementation Fees

The Company did not engage D&T for professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

The aggregate fees billed by D&T for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees” for the fiscal year ended December 31, 2001 were fees for other audit services of $87,691(1), fees for international tax return preparation and tax examination support of $178,401 and international tax planning fees of $51,730.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

(1)	Fees for other audit services consist of $77,151 for statutory audits of European subsidiaries, $6,140 for royalty audit and $4,400 for filing of consents.

COMPANY STOCK PRICE PERFORMANCE

The following graph compares cumulative total shareholder returns for the Company during the preceding five years to the JP Morgan H&Q Technology Index and the Nasdaq Stock Market U.S. Index.

COMPARISON OF CUMULATIVE TOTAL RETURN* SINCE DECEMBER 1996
Aspect Communications Corporation, the JP Morgan H&Q Technology Index and
the Nasdaq Stock Market U.S. Index.

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Aspect Communications Corporation	100	66	54	123	25	12
JP Morgan H&Q Technology Index	100	117	182	405	261	179
Nasdaq Stock Market U.S. Index	100	122	170	315	191	151

*	Assumes that the value of the investment in Aspect Communications Corporation common stock and each index was $100 on December 31, 1996, and that all dividends were reinvested.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were satisfied.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Proposals by shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2003 Annual Meeting of Shareholders must be received by the Company no later than December 31, 2002, in order that they may be included in the proxy statement and form of proxy relating to that meeting. If the Company is not notified of a shareholder proposal by March 17, 2003, then the proxies held by management of the Company provide discretionary authority to vote against such shareholder proposal, even though such proposal is not discussed in the proxy statement.

OTHER MATTERS

The Company knows of no other matters to be submitted to shareholders at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS
ASPECT COMMUNICATIONS CORPORATION

May 1, 2002

EXHIBIT A

ASPECT COMMUNICATIONS CORPORATION

1998 DIRECTORS’ STOCK OPTION PLAN

Amended and Restated as of August 31, 2000

1.     Purposes of the Plan.     The purposes of this Directors’ Stock Option Plan are to attract and retain the best available individuals for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options.

2.     Definitions.     As used herein, the following definitions shall apply:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of the Company.

(d) “Company” shall mean Aspect Communications Corporation, a California corporation.

(e) “Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a Director.

(f) “Director” shall mean a member of the Board.

(g) “Employee” shall mean any person, including any officer or director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Option” shall mean a stock option granted pursuant to the Plan. All options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

(j) “Optioned Stock” shall mean the Common Stock subject to an Option.

(k) “Optionee” shall mean an Outside Director who receives an Option.

(l) “Outside Director” shall mean a Director who is not an Employee.

(m) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(n) “Plan” shall mean this 1998 Directors’ Stock Option Plan.

(o) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(p) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.     Stock Subject to the Plan.     Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 300,000 Shares (not including the additional 150,000 shares reserved by the Board of Directors, for which shareholder approval is being requested) (the “Pool”) of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

4.     Administration of and Grants of Options under the Plan.

(a) Administrator.     Except as otherwise required herein, the Plan shall be administered by the Board.

(b) Procedure for Grants.     All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii) Each person who becomes an Outside Director after the effective date of this Plan, as determined in accordance with Section 6 hereof, shall be automatically granted an Option to purchase 24,000 Shares (the “First Option”), on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

(iii) Each Outside Director shall be automatically granted an Option to purchase 6,000 Shares (a “Subsequent Option”) on August 31 of each year (if August 31 falls on a Saturday, Sunday or holiday, then the Option shall be automatically granted on the immediately preceding business day), provided that, on such date, he or she shall have served on the Board for at least six (6) months.

(iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Option on such date on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(v) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any grant of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 17 hereof.

(vi) The terms of each First Option granted hereunder shall be as follows:

(1) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 4(e) and 9 hereof;

(2) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Option, determined in accordance with Section 8 hereof; and

(3) the First Option shall become vested and exercisable in installments cumulatively as to 25% of the Shares subject to the First Option on each of the first, second, third and fourth anniversaries of the date of grant of the Option.

(vii) The terms of each Subsequent Option granted hereunder shall be as follows:

(1) the Subsequent Option shall be vested and exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 4(e) and 9 hereof;

(2) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Option, determined in accordance with Section 8 hereof; and

(3) the Subsequent Option shall become vested and exercisable in installments cumulatively as to 25% of the Shares subject to the Subsequent Option on each of the first, second, third and fourth anniversaries of the date of grant of the Option.

(c) Powers of the Board.     Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d) Effect of Board’s Decision.     All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

(e) Suspension or Termination of Option.     If the Chief Executive Officer or his or her designee reasonably believes that an Optionee has committed an act of misconduct, the Chief Executive Officer may suspend the Optionee’s right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee’s behalf at a hearing before the Board or a committee of the Board.

5.    Eligibility.     Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6.    Term of Plan; Effective Date.     The Plan shall become effective upon its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

7.    Term of Options.     The term of each Option shall be ten (10) years from the date of grant thereof.

8.    Exercise Price and Consideration.

(a) Exercise Price.     The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

(b) Fair Market Value.     The fair market value shall be determined by the Board; provided, however, that in the event the Common Stock is traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the closing sale price on such system or exchange on the date of grant of the Option (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by Nasdaq or the stock exchange.

(c) Form of Consideration.     The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), delivery of a properly executed exercise together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

9.    Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder.     Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable prior to shareholder approval of the Plan in accordance with Section 17 hereof has been obtained.

(i) An Option may not be exercised for a fraction of a Share.

(ii) An Option shall be deemed to be exercised when properly executed notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate (or appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) for the number of Shares so acquired shall be issued (or made) to (or for) the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

(iii) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as a Director.     If an Outside Director ceases to serve as a Director, he or she may, but only within thirty (30) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee.     Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she (or his or her authorized representative) may, but only within six (6) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Death of Optionee.     In the event of the death of an Optionee:

(i) During the term of the Option, if the Optionee is, at the time of his or her death, a Director of the Company and has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee’s estate or by a person or entity who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for six (6) months after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired.

(ii) Within thirty (30) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

10.    Limited Transferability of Options.     Except as set forth below, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). An Option shall be transferable by an Optionee to a living trust or a family trust established by the Optionee, under such terms and conditions as are established by the Administrator. Any such transfer shall also be subject to the Applicable Laws. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

11.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment.     Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Corporate Transactions.     In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to the Eligible Director, at the time of adoption of the plan for liquidation, dissolution, sale, merger, consolidation or reorganization, either a reasonable time thereafter within which to exercise the Option, including Shares as to which the Option would not be otherwise vested and exercisable, prior to the effectiveness of such liquidation, dissolution, sale, merger, consolidation or reorganization, at the end of which time the Option shall terminate, or the right to exercise the Option, including Shares as to which the Option would not be otherwise exercisable (or receive a substitute option with comparable terms), as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, sale, merger, consolidation or reorganization.

12.    Time of Granting Options.     The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

13.    Amendment and Termination of the Plan.

(a) Amendment and Termination.     The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the shareholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

(b) Effect of Amendment or Termination.     Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14.    Conditions Upon Issuance of Shares.     Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15.    Reservation of Shares.     The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.    Option Agreement.     Options shall be evidenced by written option agreements in such form as the Board shall approve.

17.    Shareholder Approval.     The effectiveness of the Plan shall be contingent upon approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the date on which the Plan is adopted by the Board. If such shareholder approval is obtained at a duly held shareholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company.

EXHIBIT B

ASPECT COMMUNICATIONS CORPORATION
ANNUAL RETAINER COMPENSATION PLAN
FOR BOARD OF DIRECTORS
EFFECTIVE JULY 1, 1998

1.    Purpose of Plan.

The purposes of this Plan are to attract and retain the best available personnel for service as non-employee directors of Aspect Communications Corporation (the “Company”), to encourage ownership of Company Stock by non-employee directors, to provide financial incentive as a result of Company performance to the non-employee directors of the Company who own Company stock and to encourage their continued service on the Board of Directors of the Company (the “Board”).

2.    Term of Plan.

The term of the Plan shall be ten (10) years with the initial one (1) year period commencing on July 1, 1998 and ending on June 30, 1999 unless earlier terminated by the Board (the “Term”), with any adjustments in the Plan and the terms hereunder as may be approved by the Board over such term. The Plan relates to the retainer fee payable to the members of the Board during each one year period commencing on July 1 of each year from 1998 through 2007.

3.    Annual Retainer.

A non-employee director shall be eligible for the annual retainer payable quarterly under this Plan (the “Retainer”) if he or she was serving as a director on the first trading day after the end of each fiscal quarter during the time that the Retainer Plan is in effect. The Retainer will be paid as soon as practical thereafter. The dollar amount of the Retainer shall be determined by the Board over the Term of the Plan in accordance with the authority granted to the Board under the Company’s Bylaws.

4.    Payment of Retainer in Shares in Lieu of Cash Compensation.

With respect to the quarterly payments of the Retainer payable under this Plan, each director, at his or her election, has the right to elect to accept payment in fully vested shares of the Company’s Common Stock equal to 50 or 100 percent of the Retainer. Each director must make this election for each respective one (1) year period of the Plan on or before the date of the Annual Meeting of the Company’s shareholders preceding the beginning of the next succeeding one-year period. The election shall be made on the form attached as Exhibit A hereto. An individual who first becomes a non-employee director after the effective date of the Plan shall make the election for his or her initial period of service on the Board on or before the date on which he or she first commences service as a director.

The number of shares issued each quarter will equal the dollar amount of the Retainer to be taken in shares, divided by 100 percent of the market value of the shares on the first trading day after the end of each fiscal quarter for which the Retainer is due. The market value shall be determined to be the closing sale price of the shares on the date payable as reported by the Nasdaq National Market (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System), or in the event the Common Stock is listed on a stock exchange, the market value shall be the closing sale price on such exchange on the payment date. No fractional shares will be issued. The number of shares issued will be rounded down to the nearest number of whole shares.

In addition, in the event that the total number of shares reserved for issuance hereunder shall be insufficient to allow the Company to issue the full number of shares of Common Stock otherwise required pursuant to existing elections made by participating directors to receive the Retainer in shares of Common Stock, then the Company shall make a pro rata allocation among participating directors of the shares of Common Stock available for issuance on such date or dates upon which it would otherwise be required to issue such shares and pay the remainder of the amount owed with respect to the Retainers in cash (unless and until additional shares become available for grant hereunder).

The shares will be issued in accordance with the instructions provided by the director on the form attached as Exhibit A hereto.

The sale or other transfer of the shares purchased by a director with a part or all of his/her Retainer will be restricted for a period of six months after the date of purchase. Notwithstanding the above, a director will be allowed to transfer such shares within the restricted period to a family trust established by the director or to a member of the director’s immediate family, provided, however, that any such transferee shall be subject to the same six month restriction on sale or subsequent transfer of the shares.

Shares of the Company’s Common Stock to be issued to directors shall be issued out of the Company’s authorized but unissued shares. The number of shares reserved for this purpose shall be 50,000 shares (not including the additional 150,000 shares reserved by the Board of Directors, for which shareholder approval is being requested), to be increased proportionately in the event of stock dividends or stock splits (or other similar adjustments) or to be decreased proportionately in the event of a combination of shares. The Board of Directors may increase or decrease the number of shares reserved for this purpose, subject to approval of the Company’s shareholders as set forth below.

5.    Cash Incentive for Payment in Shares.

As an inducement to a director to elect to accept payment of all or a portion of his or her Retainer in shares of the Company’s Common Stock so as to increase a director’s ownership of Company stock and to help defray a director’s tax liability with respect to the issuance of the shares, the Company will pay a cash incentive to the directors electing payment in shares equal to 20 percent of the Retainer. This incentive will be paid quarterly, in cash, at the time the quarterly installment of the Retainer is payable in shares. The cash incentive will be paid only with respect to issued shares and, in the event of a share shortfall as described in Section 4 above, to the extent that the share portion of a Retainer is instead paid in cash, the cash incentive will not be paid with respect to any portion of the Retainer that is paid in cash.

6.    Policy on Purchase and Sale of Shares.

As indicated above, the sale or other transfer of shares acquired in lieu of payment of all or part of the Retainer is restricted for a period of six (6) months after the shares are issued. Under current law, a director’s acquisition of shares in lieu of the cash payment of a retainer qualifies for an exemption under Rule 16b-3(d)(i) of the Securities Exchange Act of 1934 and, therefore, is not a “purchase” for purposes of Section 16(b) of that Act. Accordingly, it will not be a violation of Section 16(b) if a director sells shares of Company stock (regardless of the price at which such other shares are sold) within six (6) months before or six (6) months after the director acquires shares pursuant to this Plan. These laws are subject to change. The Company will amend the Plan as necessary to comply with any changes in the law. A director shall be required to comply with applicable law.

For a complete statement of the Company’s policy with respect to the purchase and sale of Company shares, directors are referred to the full statement of policy, which the Company has distributed separately to each of them.

7.    Administration and Interpretation.

This Plan will be administered and interpreted by the Board of Directors. Issues arising under this Plan will be decided by the Board of Directors and its decision will be final and binding on the Company and the directors. All stock issuances shall be automatic and in accordance with the election filed by a director. No person shall have any discretion to select which non-employee directors can participate or to determine the number of shares to be issued to a director, except as otherwise set forth in this Plan with respect to an individual director’s election to accept payment of his or her Retainer in shares of the Company’s Common Stock.

8.    Board Approval.

The terms of this Compensation Plan shall become effective upon adoption by the Board of Directors and shall continue in effect as set forth in Section 2.

9.    Shareholder Approval.

Continuance of the Plan shall be subject to approval by the shareholders of the Company. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed. No shares may be issued under this Plan until such approval is obtained.

EXHIBIT A

ASPECT COMMUNICATIONS CORPORATION
Stock Administration Department
1310 Ridder Park Dr., San Jose, CA 95131
p) 408-325-2486 f) 408-325-2766

ELECTION TO RECEIVE SHARES OF COMMON STOCK

Pursuant to the terms of the Aspect Communications Corporation Annual Retainer Compensation Plan (the “Plan”), I elect to receive payment of             % [indicate 0%, 50% or 100%] of my annual retainer for the period of July 1, 200        - June 30, 200         in shares of the Company’s Common Stock.

I understand that I cannot revoke this election for the period indicated above. I further understand that I must execute a new election for each subsequent year under the Plan prior to the beginning of each one-year period as set forth in the Plan document.

I understand that I can not dispose of shares issued under the Plan until six months after the date of issuance.

If I elected above to receive part or all of my Retainer paid in stock, I hereby direct Aspect to [check one]:

•	hold the shares in a book entry account until I give the Company a written request directing them to issue the shares.

•	issue the shares in my name or in the name of my family trust, as it appears below, and mail the certificate to the address indicated below:

Registration of Shares:

Address where Stock Certificate should be Mailed:

Date:	Signature

Printed Name

Please return this form to Aspect’s Stock Administration Department.

EXHIBIT C

ASPECT COMMUNICATIONS CORPORATION

1990 EMPLOYEE STOCK PURCHASE PLAN

        The following constitute the provisions of the 1990 Employee Stock Purchase Plan of Aspect Communications Corporation.

1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of the Company.

(d) “Company” shall mean Aspect Communications Corporation, a California corporation.

(e) “Compensation” shall mean all base straight time gross earnings plus commissions, overtime, shift differential, on-call pay, call-in pay, incentive compensation, bonus or other cash compensation but exclusive of fringe benefits (including disability benefits).

(f) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g) “Employee” shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h) “Enrollment Date” shall mean the first day of each Offering Period.

(i) “Exercise Date” shall mean the last day of each Offering Period.

(j) “Offering Period” shall mean a period of approximately six (6) months, commencing on February 16 and terminating on August 15, or commencing on August 16 and terminating on February 15 of the next year, during which an option granted pursuant to the Plan may be exercised. If February 16 or August 16 falls on a Saturday, Sunday or holiday, then the period will commence on the next business day. If August 15 or February 15 falls on a Saturday, Sunday or holiday, then the period will terminate on the preceding business day.

(k) “Plan” shall mean this Employee Stock Purchase Plan.

(l) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(m) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(n) “Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation System are open for trading.

3.    Eligibility.

(a) Any Employee as defined in paragraph 2 who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    Offering Periods.    The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on February 16 and August 16 of each year (if February 16 or August 16 falls on a Saturday, Sunday or holiday, the period will commence on the next business day), or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with paragraph 19 hereof. The Board shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5.    Participation.

(a) An eligible Employee may become a participant in the Plan either by completing a subscription agreement authorizing payroll deductions in the form provided by the Company’s Stock Administration department. Enrollment must be received by the Stock Administration department prior to the close of business on the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

(b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

6.    Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s Compensation during said Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may decrease, but not increase, the rate of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board shall be authorized to limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new subscription agreement or change in payroll deduction rate unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement or change in payroll deduction rate shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 10.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant’s payroll deductions may be decreased to 0% during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock purchased by the Employee under this Plan.

7.    Grant of Option.

(a) On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the

Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided, however, that the maximum number of shares an Employee may purchase during each Offering Period shall be 750 Shares, subject to a pro rata adjustment upon a change in the duration of a future Offering Period and subject to adjustment pursuant to Section 18 below and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein.

(b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be the closing sale price of the Common Stock for such date, as reported by the Nasdaq National Market, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal.

8.    Exercise of Option.     Unless a participant withdraws from the Plan as provided in paragraph 10 below, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased and any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, as the Board or its committee shall determine, subject to an earlier withdrawal by the participant as provided in paragraph 10. Any other monies left over in a participant’s account after an Exercise Date shall be refunded to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.    Delivery.     As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant or deposit with the designated broker, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10.    Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) Except as otherwise provided below, upon a participant’s ceasing to be an Employee for any reason or upon termination of a participant’s employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and such participant’s option will be automatically terminated. In the event a participant’s employment terminates by reason of death within three (3) months of an Exercise Date, the payroll deductions credited to the participant’s account during the Offering Period up to the date of death, but not yet used to exercise the option, will be held in the participant’s account and the maximum number of full shares subject to such option shall be purchased for the participant’s account on the Exercise Date at the applicable option price. The shares purchased for the participant will be issued to the person or persons entitled thereto under Section 14.

(c) In the event an Employee fails to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant’s option terminated.

(d) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.    Interest.     No interest shall accrue on the payroll deductions of a participant in the Plan.

12.    Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 6,000,000 shares (not including the additional 2,250,000 shares reserved by the Board of Directors, for which shareholder approval is being requested), subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13.    Administration.     The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

14.     Designation of Beneficiary.

(a) A participant may designate a beneficiary by giving written notice to the Company. Such beneficiary will receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death within three (3) months of, or subsequent to, an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any shares and/or cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.    Transferability.     Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 10.

16.    Use of Funds.     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.    Reports.     Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least semi-annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.    Adjustments Upon Changes in Capitalization.     Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares that can be purchased by a participant during an offering period as set forth in Section 7(a), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.    Amendment or Termination.

(a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on an Exercise Date or by the Board’s setting a new Exercise Date with respect to an Offering Period then in progress if the Board determines that the termination of the Plan and/or the Offering Period is in the best interests of the Company and its shareholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change in the generally accepted accounting principles applicable to the Plan. Except as provided in paragraph 18 and this paragraph 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

P R O X Y
[ASPECT LOGO]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ASPECT COMMUNICATIONS CORPORATION

2002 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Aspect Communications Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated April 8, 2002, and hereby appoints Beatriz V. Infante, Susanne O Hereford, and Gary A. Wetsel, or any of them, proxies and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Shareholders of Aspect Communications Corporation to be held on June 6, 2002, at 4:00 p.m. at the Company’s facilities located at 1320 Ridder Park Drive, San Jose, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS, FOR THE AMENDMENT TO THE 1990 EMPLOYEE STOCK PURCHASE PLAN, FOR THE AMENDMENT TO THE ANNUAL RETAINER COMPENSATION PLAN FOR THE BOARD OF DIRECTORS, FOR THE AMENDMENT TO THE 1998 DIRECTORS’ STOCK OPTION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE
.

INSTRUCTIONS FOR VOTING YOUR PROXY

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING

This method of voting is available for principal, association and travelers cheque members located in the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-381-4017, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on June 5, 2002.

INTERNET VOTING

Visit the Internet voting website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on June 5, 2002.

VOTING BY MAIL Simply mark, sign and date your proxy card and return it in the reply envelope enclosed.

COMPANY NUMBER	CONTROL NUMBER

If you are voting by telephone or the Internet, please do not mail your proxy card
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒ Please mark votes as in this example. 1. Election of Directors. Nominees: (01) Barry M. Ariko; (02) Donald P. Casey; (03) Norman A.	2. Approval of an amendment to the 1990 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,250,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Fogelsong; (04) Beatriz V. Infante; (05) Christopher B. Paisley; (06) John W. Peth; (07) David B. Wright.	3. Approval of an amendment to the Annual Retainer Compensation Plan for the Board of Directors to increase the number of shares of common stock reserved for issuance thereunder by 150,000 shares.	☐	☐	☐
FOR ALL NOMINEES ☐ WITHHELD FROM ALL NOMINEES ☐ ☐ For all nominee(s) except as noted above.	4. Approval of an amendment to the 1998 Directors’ Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 150,000 shares.	☐	☐	☐
	5. Ratification of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.	☐	☐	☐

and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  ☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING  ☐

(This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature: Date: Signature: Date: